PRUDENTIAL U.S. GOVERNMENT FUND
                              One Seaport Plaza
                          New York, New York  10292




                                                            December 26, 1995


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

          Re:  Prudential U.S. Government Fund
               File Nos. 33-01332 and 811-4457

Ladies and Gentlemen:

     On behalf of Prudential U.S. Government Fund enclosed for filing, under the Investment Company Act of 1940, are:

     (1)  the Form 24f-2 for the Fund; and

     (2)  an opinion of counsel to the Fund.

     These documents are being filed electronically via the EDGAR System.

     If you have any questions relating to the foregoing, please call the undersigned at (212) 214-3118.

                                   Yours truly,


                                   /s/ Ellyn C. Acker
                                   Ellyn C. Acker
                                   Assistant Secretary



Enclosures




USF/24f2-95.ltr